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                                                                   EXHIBIT 10.11

                               LEASE MODIFICATION
                               ------------------

January 9, 2002

Mr. Stephen F. Rizzo
Endeavor Pharmaceuticals
127 Racine Drive
Wilmington, NC 28403

Dear Steve:


Re:      Office Lease for
         Second Floor of the University Corporate Center
         127 Racine Drive
         Wilmington, NC 28403

This Lease Modification for Endeavor Pharmaceuticals, Inc. shall serve to outline the terms to be modified and will be subject to all other terms and conditions of the original Lease agreement.


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I. CURRENT STATUS
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Demised Premises:          4,114 Rentable Sq. Ft.

Base Rent:                 $7,182.43 (reduced by $550.00 per month for Tenant
                           Improvements = $6,632.43)

Effective Rate:            $20.95 ($6,632.43 + $550.00 = $7,182.43 X 12 =
                           $86,189.16 $86,189.16/4,114 = $20.95)

II. REVISED STRUCTURE
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
Demised Premises:          10,416 (Entire Second Floor)

Rate:                      $20.95 per Sq. Ft. (Full Service)
                           $20.95 X 10,416 = $218,215.20 per year
                           $218,215.20/12 = 18,184.60 month
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Term:                      The term shall run concurrent with the lease
                           modification dated December 11, 2000. This states that the term shall extend until September 30, 2005. Provided, however, at any time after March 20, 2002 and provided that Endeavor is not in default under the Lease, Endeavor may give six (6) month's notice of early termination and, after such termination, shall have no further obligations under this Lease except for obligations which may have arisen as result of non-performance prior to such termination.

Escalations:               3% per year

Additional Expense:        Actual cost of relocating GreenPoint's communication
                           equipment from the area to be demised as well as the construction of the temporary wall to be paid by Endeavor.

II. INTERIM STRUCTURE

Demised Premises:          10,416 Sq. Ft. (Entire Second Floor)
                           10,416 Sq. Ft. - 3,390 Sq. Ft. (Greenpoint) = 7,026
                           Sq. Ft.

Rate:                      $20.95 per Sq. Ft. (Full Service)
                           $20.95 X 7,026 = $147,194.70 per year
                           $12,266.23 per month

Term: From January 1, 2002 until Greenpoint vacates the building, approximately March 1, 2001.

Steve, I trust this accurately reflects your understanding of our discussions. Please indicate your concurrence by signing below.

Sincerely,

/s/ F. Spruill Thompson
F. Spruill Thompson
Agent for the Owner

AGREED AND ACCEPTED this the 9th day of January, 2002.

/s/ Stephen F. Rizzo
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Stephen F. Rizzo, President                  Date